UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 8, 2015

The Hillman Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13293	23-2874736
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

10590 Hamilton Avenue
Cincinnati, Ohio 45231
(Address of principal executive offices)
Registrant’s telephone number, including area code: (513) 851-4900

Not Applicable
(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2015, Anthony A. Vasconcellos, Chief Financial Officer and Treasurer of The Hillman Group, Inc. (“Group Inc.”) and The Hillman Companies, Inc. (the “Registrant”, and together with Group Inc., “Hillman”), and the Registrant executed a General Release (the “Agreement”) regarding Mr. Vasconcellos’s departure from Hillman effective no later than March 31, 2015.

The Agreement confirms Mr. Vasconcellos’s previously disclosed severance rights under his employment agreement except that, pursuant to the terms of the Agreement, Mr. Vasconcellos will receive 100% of the Termination Bonus Amount (as defined in Mr. Vasconcellos’s employment agreement) whereas his employment agreement entitled him to 50% of the Termination Bonus Amount. In addition, pursuant to the Agreement, HMAN Group Holdings Inc., the Registrant’s indirect parent (“Holdings”), has agreed to repurchase 540 shares of Holdings’s common stock, par value $0.01 per share, held by Mr. Vasconcellos at a purchase price of $1,000 per share. The Agreement also contains customary release and confidentiality provisions. The foregoing description of the Agreement is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Hillman is actively seeking a qualified replacement for Mr. Vasconcellos.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	General Release, dated as of January 8, 2015, by and between The Hillman Companies, Inc. and Anthony A. Vasconcellos.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2015	THE HILLMAN COMPANIES, INC.

	By:	/s/ James P. Waters
James P. Waters
President and CEO

EXHIBIT INDEX

Exhibit Number	Description
10.1	General Release, dated as of January 8, 2015, by and between The Hillman Companies, Inc. and Anthony A. Vasconcellos.